Exhibit 10.2

DEFINITIVE AGREEMENT

AMENDMENT NO. 1.

Dated as of July 14, 2014

to and under

Credit Agreement

Dated as of June 4, 2014

Each of INDEPENDENT BANK GROUP, INC. and U.S. BANK NATIONAL ASSOCIATION agree as follows:

1. Credit Agreement. Reference is made to the Credit Agreement, dated as of June 4, 2014, between Independent Bank Group, Inc. (the “Borrower”) and U.S. Bank National Association (the “Lender”, and said credit agreement, as amended, supplemented or modified from time to time, the “Credit Agreement”). Terms used but not defined in this Amendment No. 1 (this “Amendment”) are used herein with the meanings ascribed to them in the Credit Agreement.

2. Amendments. On and after the Agreement Date set forth on the signature page to this Amendment (the “Agreement Date”), the Credit Agreement shall be amended as hereinafter set forth.

(a) Section 1.1(a) shall be amended:

(i) by deleting the definition of Subordinated Indebtedness in its entirety and replacing it with the following:

“Subordinated Indebtedness” means Indebtedness of the Borrower that (a) is evidenced by bonds or notes, (b) at or before the time of issuance or distribution, is fully subordinated in right of payment to the Obligations and any instruments or securities issued in substitution of, or exchange for, all or any portion of the Obligations, (c) does not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise), (d) is unsecured, (e) does not contain any financial covenants and does not contain any other terms which are more burdensome to the Borrower, this Agreement or the Related Documents, and (f) is not subject to optional or mandatory redemption or prepayment, except for optional redemption or prepayment in connection with the occurrence of a Special Event, and (g) does not mature prior to the date that is five (5) years after the date of its issuance.”

; and

(ii) by inserting where alphabetically appropriate the following definition:

“Special Event” means, with respect to any subordinated indebtedness of the Borrower, the occurrence of any of the following: (a) a change or prospective change in law occurs that could prevent the Borrower from deducting interest payable on such subordinated indebtedness for U.S. federal income tax purposes; (b) an event that precludes such subordinated indebtedness from being recognized as Tier 2 capital for regulatory capital purposes; and (c) the Borrower is required to register as an investment company under the Investment Company Act of 1940, as amended.”

(b) Section 5.3(h) shall be amended by deleting the word “or” where it appears immediately before clause (vi) thereof and by adding the following immediately prior to the period (“.”) at the end of said Section 5.3(h):

“; (vii) the determination by the Borrower to prepay or redeem any Subordinated Indebtedness upon the occurrence of a Special Event”

(c) There shall be added at the end of Section 6, the following new Section 6.8:

“6.8 Prepayment or Redemption of Subordinated Indebtedness. Prepay or redeem, or permit any prepayment or redemption of, any Subordinated Indebtedness, except upon the occurrence of a Special Event, provided that (a) immediately after giving effect to any such prepayment or redemption the Borrower shall be in compliance with Section 5.11 hereof, determined on a pro forma basis as at the date of such prepayment or redemption (except in the case of Section 5.11(d) which shall be determined as at the end of the immediately preceding Fiscal Quarter), which compliance shall be demonstrated by delivery by the Borrower to the Lender of a duly completed certificate of the president or chief financial officer of the Borrower in the form of Exhibit C attached hereto, and (b) both immediately before and after giving effect to any such prepayment or redemption no Default or Event of Default shall have occurred and be continuing.”

(d) Section 7.1(b) shall be deleted in its entirety and replaced with the following:

“(b) the Borrower or any of its Subsidiaries shall fail to observe or perform any of the covenants, agreements or conditions contained in Section 5.3(h) or Section 6.8;”

3. Continuing Effect of Credit Agreement. The provisions of the Credit Agreement, as amended by the amendments in Section 2 hereof, are and shall remain in full force and effect and are hereby in all respects confirmed, approved and ratified.

4. Representations and Warranties. In order to induce the Lender to agree to the amendments contained herein, the Borrower hereby represents and warrants as follows:

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(a) The Borrower has the power, and has taken all necessary action to authorize it, to execute, deliver and perform in accordance with their respective terms, this Amendment and the Credit Agreement as amended by this Amendment. This Amendment has been duly executed and delivered by the duly authorized officers of the Borrower and is, and the Credit Agreement as amended by this Amendment is, the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

(b) Each of the representations and warranties set forth in Section 5 of the Credit Agreement, after giving effect to this Amendment, shall be made at and as of the Agreement Date, except to the extent that any such representations or warranties are made as of a specified date or with respect to a specified period of time, in which case such representations and warranties shall be made as of such specified date or with respect to such specified period.

5. Governing Law. This Amendment shall, pursuant to New York General Obligations Law 5-1401, be construed in accordance with and governed by the law of the State of New York.

6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

7. Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers all as of the date set forth below.

INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
Name:	David R. Brooks
Title:	Chairman and CEO

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Gregory A. Hargis
Name:	Gregory A. Hargis
Title:	Vice President

Agreement Date: July 14, 2014

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